Exhibit 1.01

CIRCOR International, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2021
This report for the year ended December 31, 2021 (the “Reporting Period”) is presented pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Conflict Minerals Rule”). The Conflict Minerals Rule, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “conflict minerals” (as defined below) are necessary to the functionality or production of such products. Form SD defines “conflict minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Form SD (each a “Covered Country, collectively, the “Covered Countries”). Please refer to the Conflict Minerals Rule, Form SD and the 1934 Act Release No. 34-67716 for additional definitions of the terms used in this Report.
1.Overview
This report has been prepared by CIRCOR International, Inc. (herein referred to as “CIRCOR,” the “Company,” “we,” “us,” or “our”). The information in this report includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.
Forward-looking statements contained in this report are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Statements in this report that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s compliance efforts and expected actions identified in this report. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other matters, the Company’s customers’ requirements to use certain suppliers, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to implement improvements in its conflict minerals program and the Company’s ability to identify and mitigate related risks in its supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s other filings with the Securities and Exchange Commission (“SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.
2.Product Description    CIRCOR manufactures and contracts to manufacture engineered products and sub-systems used principally in aerospace, defense and industrial markets. These products comprise many varieties of valves (ball valves, control valves, check valves, butterfly valves), fluid and gas regulators, pumps, controls, actuation and sub-system components. The products are fabricated from materials procured from the Company’s suppliers through its global supply chains. CIRCOR manufactures and sells products through two major reporting segments: CIRCOR Aerospace & Defense and CIRCOR Industrial. Each of the four conflict minerals (also collectively referred to herein as “3TG” for the elements tantalum, tin, tungsten and gold) is necessary to the functionality and/or production of our product lines as described.
3.Facilities    During the Reporting Period, our now-discontinued Pipeline Engineering business operated facilities in Houston, TX and Yorkshire, UK. Our Aerospace & Defense segment operated facilities in Tampa, FL; Corona, CA; Warren, MA; Hauppauge, NY; Le Plessis Trévise, France; Uxbridge, UK; and Tangier, Morocco. Our Industrial segment operated facilities in Columbia, KY; Monroe, NC; Channelview, TX; and Sandy, UT; Weihai, China; Bottrop, Cologne, Kornwestheim, and Radolfzell, Germany; Delden, Netherlands; and Coimbatore and Daman, India.
4.Due Diligence on Supply Chains    In designing our conflict minerals compliance program, we referred to the Organisation of Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance). The five basic elements of the

OECD guidance are: 1. Establish strong management systems; 2. Identify and assess risks in the supply chain; 3. Design and implement a strategy to respond to identified risks; 4. Carry out independent third-party audit of refiner's due diligence practices; and 5. Report annually on supply chain due diligence. Our program addresses the basic elements of the OECD Guidance as described below.
4.1Establish Strong Management Systems
Policy
CIRCOR has adopted a Conflict Minerals Policy which is posted on our website at http://investors.circor.com/investors/conflict-minerals-policy. In following its policy, the Company is committed to making continuous improvements toward ensuring that its products do not include 3TG from sources that support the armed conflict in the Covered Countries.
Internal Team
The Company has established a management system for its conflict minerals program. Our management system includes CIRCOR’s Global Supply Chain Team with management representatives in each of its operating divisions as well as a team of subject matter experts from relevant functions, including Materials Management, Engineering and the Legal and Accounting functions. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by our supply chain organization and our legal department. In organizing and conducting our annual survey for the Reporting Period, the Company worked closely with its contracted service provider Source Intelligence. Senior management representatives have been briefed on the results of our due diligence efforts.
Control Systems
As the Company does not have direct relationships with smelters and refiners of conflict minerals, it has retained a service provider, Source Intelligence, for supply chain research, consulting and conflict minerals database management services. Through our service provider, we are able to reference external databases and independent organizations to validate information on source smelters and gold refiners as reported to the Company by its suppliers. Our controls are supported by our Code of Conduct, which outlines expected behaviors for all employees and provides a complaint mechanism that can accommodate anonymous complaints via telephone and email. This mechanism is also available through the Company’s website.
Strengthen Engagement with Suppliers
The Company has revised many of its contractual relationships with suppliers to include requirements that they cooperate with our efforts to conduct due diligence on our supply chains. The Company requires suppliers to provide written certifications on the country of origin of any conflict minerals contained in the materials they supply to CIRCOR. As we renew or enter into new long term supply agreements, we add clauses requiring suppliers to provide information about their smelters and sources of conflict minerals.
We have also added a Supplier Code of Conduct to our long-term agreements with suppliers. The Supplier Code of Conduct restates our commitment to eliminating from our supply chains any conflict mineral that has a connection to armed conflict in a Covered Country, and requires suppliers to cooperate with our due diligence program. The Supplier Code of Conduct includes disclosure requirements to mitigate against the risk of including conflict minerals that finance armed conflict in the Covered Countries, and requires, among other things, that suppliers commit to becoming “conflict free” with respect to the materials they supply to the Company. Additional measures to improve transparency in our supply chains are described below.
4.2Identify and Assess Risk in the Supply Chain
Because of the breadth of our organizational structure, the fact that many of our products are constituted from metals, the complexity of certain products, and the depth and dynamic nature of our supply chain, we have looked across all of our business operations worldwide to organize our assessments of the products we manufacture, our suppliers and their respective upstream sources. We believe that our supply chain professionals and product engineers have identified all direct suppliers of materials that were known to contain or were reasonably believed might contain at least one 3TG (“in-scope suppliers”). These materials are the product of attenuated global supply chains. However, we recognize the possibility that some of them might include conflict minerals sourced from mines controlled by persons engaged in human rights abuses in the Covered Countries.

4.3Design and Implement a Strategy to Respond to Risks
The Company’s Conflict Minerals Policy guides its risk management plan and due diligence efforts, through which its compliance program is implemented, managed and monitored. During the 2021 Reporting Period CIRCOR procured materials to manufacture its products from over two thousand three hundred (2,300) suppliers.
As in prior years, we began our due diligence on our supply chains by reviewing our products to identify all direct suppliers who provided materials which we either knew to contain or believed may contain a conflict mineral. Recognizing that conflict minerals risk is an enterprise-wide issue, we undertook to develop a database of supplier contact and location information from all business units, including email addresses and telephone contact information. The Company has consolidated detailed supplier information into a centrally administered materials management database. We conformed supplier information from across multiple business units, allowing us to consistently and accurately identify suppliers of constituent materials necessary to the functionality or production of CIRCOR finished products. This database has enabled us to elicit and organize more detailed responses from our suppliers and to improve the quantity and quality of supplier responses. Continuing into the current Reporting Period, we have developed a single master database of product information to assist us in connecting supplier information to our finished products. The Company believes that consolidation of its supplier information will help improve the overall transparency and efficiency of its supply chain management.
CIRCOR included all in-scope suppliers in its Reasonable Country of Origin Inquiry (“RCOI”). To obtain the required information from suppliers, the Company utilized the most current version of the Conflict Minerals Reporting Template (“CMRT”) based on the questionnaire form developed and published by the Responsible Minerals Initiative (“RMI”), formerly the Conflict-Free Sourcing Initiative, originally established by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative. Each CIRCOR supplier was requested to provide detailed information regarding the supplier’s conflict minerals policy, the presence and sources of any conflict minerals contained in materials supplied to CIRCOR, the supplier’s engagement with its upstream suppliers, and identification of the smelters from which the supplier had sourced any 3TG materials. We directed suppliers to follow written instructions for completing the form. Suppliers could also link to recorded training that illustrates proper use of the tool. The CMRT can be completed in several non-English languages and is consistent with the template in use by many companies in their due diligence processes relating to conflict minerals. We requested suppliers to submit their responses in an on-line format (rather than uploading their own spreadsheets) and we pre-set the reporting format to elicit product-level responses.

Where suppliers failed to respond to our initial request, reminder emails were sent to them requesting completion of the CMRT. In many cases, this exercise was repeated multiple times. Suppliers who remained non-responsive to our email reminders were contacted directly via telephone and were offered assistance. As our supply chains are global, we utilized service staff members who are fluent in several non-English languages to communicate with suppliers and facilitate their participation in our RCOI program. This assistance included, but was not limited to, providing further information about CIRCOR’s conflict minerals compliance program, an explanation of the information sought and why its collection is necessary, a review of how the information would be used and clarification of the instructions for completing the CMRT template. The Company’s supply chain organization also contacted suppliers directly to remind them of CIRCOR’s program and urge their participation. Our survey program has helped to drive greater awareness in our supplier community of the Conflict Minerals Rule and the importance of cooperation with CIRCOR as a regulated customer.

Due Diligence Results: Survey Responses
Information provided by suppliers who responded to the Company’s RCOI was aggregated into the Company’s online data platform. As was the case last year, our efforts to collect information from our suppliers continued into the current calendar year. We collected over 750 responses from suppliers. This represents an increase from the total of last year’s responses.
CIRCOR’s suppliers vary widely in size and sophistication. The information received also varied in its consistency and accuracy, both internally and when checked against known data from independent sources. For example, although the CMRT template sent to suppliers for completion was pre-set to elicit product-level information, many of our responding suppliers provided data on an enterprise-wide basis, without specifying the products to which their data related. In addition, some suppliers indicated that they were providing information for “all products” without specifying whether this entry described all-products-sold-to-CIRCOR or all-products-produced-by-the-supplier. Because of this ambiguity, we were unable to distinguish whether such a supplier who reported having sourced any 3TG from a Covered Country had in fact incorporated those specific lots of minerals into the specific lot(s) of product(s) it sold to CIRCOR. Based on information available at this time, we are therefore unable to trace certain conflict minerals in the materials supplied to us to a particular source location so as to validate which materials from supplier-identified source smelters, refiners or mines were actually in the supply chain of CIRCOR-manufactured products.
We further examined supplier responses for their plausibility, completeness, internal consistency, accuracy and conformance with other known information. For example, we compared smelter facilities identified as sources by our suppliers to the list of smelters certified as Conflict-Free by the RMI and other certifying bodies. Where information from a supplier contained inconsistent, implausible or apparently erroneous entries, we attempted to make additional contact with the supplier to clarify the information provided. Where clarifying information was obtained, the database was updated or corrected.
Further ambiguity exists beyond the first tier of CIRCOR’s supply chains. Some suppliers identified source entities as smelters that are not found in the smelter database maintained by the RMI. Other suppliers identified as a source of a particular material a smelter which either could not be confirmed as a smelter at all or could not be confirmed as a processor of the specific material identified by the supplier.
A number of responding suppliers indicated that they sourced 3TG materials from smelters which, based upon supplier information or indicated by independent sources, are believed to have sourced raw materials from at least one mining operation located in a Covered Country. However, the profile information we have for smelters identifies all countries from which materials were sourced by that smelter on an enterprise-wide basis. As a consequence, even where suppliers reported their information on a product-level basis, we believe that our data may contain a number of “false positives” in relation to the risk that our necessary 3TG minerals were sourced from a smelter that in turn sourced them from a Covered Country.
Smelters or Refiners
As noted, CIRCOR has received certain information regarding smelters and/or refiners that may be involved in the Company’s supply chains, as well as the origin of any materials they may potentially process for the Company’s suppliers. This information does not provide the Company with certainty concerning its supply chain and, in particular the country of origin of any Conflict Minerals contained in its products, principally due to the fact that suppliers provided their data at a company or divisional level, and, not specific to the products suppliers produced for CIRCOR.
Appendix A, attached, contains a list of smelters / refiners and countries of origin for the Conflict Minerals that our suppliers identified in their supply chains. We are uncertain of the status of the products that we manufacture that are subject to the reporting obligations of Rule 13p-1, because we have been unable to determine the origin of the Conflict Minerals they contain; whether they came from recycled or scrap sources; the facilities used to process them; their country of origin; or their mine or location of origin. CIRCOR will continue its due diligence efforts going forward.

4.4Independent Third Party Audit of Supply Chain Due Diligence
Because CIRCOR does not have direct relationships with 3TG smelters and refiners, it relies on independent industry resources, such as RMI and other certifying bodies, to provide conflict-free audit certifications and to influence smelters and refiners to participate in audits and achieve conflict-free status. We also rely upon our contracted service provider for additional industry intelligence about smelters and refiners. However, the Company does not possess the level of detailed information necessary to perform effective audits of 3TG suppliers, as much of the information provided from suppliers to date is supplied on an enterprise-wide basis and is not particularized to our products.

4.5Public Report on Supply Chain Due Diligence
This is CIRCOR’s ninth public report on its conflict minerals supply chain due diligence. In addition to the strategies, practices and results described in this report, we have, as required by the statute and consistent with the OECD Guidance, published our supply chain due diligence policy as set forth in our Conflict Minerals Policy available on our website at http://investors.circor.com/investors/conflict-minerals-policy.

5.Efforts to Determine Mine or Location of Origin
As detailed above, through our establishment of a management structure, assessment of risk, development of a Conflict Minerals Policy, continuous improvement of our supplier database, and the design and implementation of a disciplined due diligence program on our 3TG supply chains, including the direct involvement of our supply chain organization and leveraging of outside resources and databases, we have continued to develop and improve our conflict minerals compliance program. Our work to date has established a foundation of information to support our ongoing efforts to identify the mines or other locations of origin of the necessary 3TG in the products we manufacture and contract to have manufactured.
6.Steps to Be Taken to Mitigate Risk
We intend to take the following steps to broaden and deepen supplier participation in our program and improve the due diligence conducted to date to further mitigate the risk that 3TG necessary to the manufacture or functionality of our products could benefit armed groups in the DRC or adjoining countries:
a.Continue to develop our product database across our business units to drive greater transparency in our supply chains. We are planning to aggregate into our master database information relating to suppliers to our newly-acquired businesses and to expand our data collection process by including these suppliers in our follow-up campaign to improve supplier participation in our conflict minerals program.
b.Renew our RCOI with existing in-scope suppliers and expand it to include new suppliers who we believe may supply materials containing 3TG.
c.Continue our program of requiring suppliers to subscribe to our Supplier Code of Conduct as described above, which includes conflict minerals disclosure obligations and commitment to transparency and integrity.
d.Where we identify in our supply chains potential economic links to the armed conflict in the Covered Countries, contact our suppliers to provide additional details with respect to the specific products they supply to CIRCOR, including accurate identification of source smelters.
e.If any of our suppliers are found to have supplied us with 3TG from sources that support the armed conflict in the Covered Countries, engage with such suppliers to establish an alternate source of 3TG that does not support such conflict.
f.Work with relevant trade associations to continue to define and improve best practices and build our leverage over the supply chain in accordance with the OECD Guidance.
7.Audit
After performing appropriate due diligence, CIRCOR is unable to determine whether any 3TG necessary to its manufacture of products during the Reporting Period originated in a Covered Country or directly or indirectly financed or benefitted armed groups there. Therefore we are not required to obtain an independent private sector audit of our Conflict Minerals Report.

APPENDIX A
Metal	Official Smelter Name	RMI Smelter ID	Smelter Country
Gold	8853 S.p.A.	CID002763	Italy
Gold	ABC Refinery Pty Ltd.	CID002920	Australia
Gold	Abington Reldan Metals, LLC	CID002708	United States
Gold	Advanced Chemical Company	CID000015	United States
Gold	African Gold Refinery	CID003185	Uganda
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates
Gold	Alexy Metals	CID003500	United States
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil
Gold	Argor-Heraeus S.A.	CID000077	Switzerland
Gold	Asahi Pretec Corp.	CID000082	Japan
Gold	Asahi Refining Canada Ltd.	CID000924	Canada
Gold	Asahi Refining USA Inc.	CID000920	United States
Gold	Asaka Riken Co., Ltd.	CID000090	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	AU Traders and Refiners	CID002850	South Africa
Gold	Augmont Enterprises Private Limited	CID003461	India
Gold	Aurubis AG	CID000113	Germany
Gold	Bangalore Refinery	CID002863	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
Gold	Boliden AB	CID000157	Sweden
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany
Gold	C.I Metales Procesados Industriales SAS	CID003421	Colombia
Gold	Caridad	CID000180	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
Gold	Cendres + Metaux S.A.	CID000189	Switzerland
Gold	CGR Metalloys Pvt Ltd.	CID003382	India
Gold	Chimet S.p.A.	CID000233	Italy
Gold	Chugai Mining	CID000264	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH	CID000362	Germany
Gold	Dowa	CID000401	Japan
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	India

Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	India
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	India
Gold	Geib Refining Corporation	CID002459	United States
Gold	Geib Refining Corporation	CID002459	United States
Gold	Gold Coast Refinery	CID003186	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China
Gold	Guangdong Jinding Gold Limited	CID002312	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Heimerle + Meule GmbH	CID000694	Germany
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of
Gold	Industrial Refining Company	CID002587	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Gold	Istanbul Gold Refinery	CID000814	Turkey
Gold	Italpreziosi	CID002765	Italy
Gold	JALAN & Company	CID002893	India
Gold	Japan Mint	CID000823	Japan
Gold	Jiangxi Copper Co., Ltd.	CID000855	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation
Gold	JSC Uralelectromed	CID000929	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Gold	K.A. Rasmussen	CID003497	Norway
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan
Gold	Kazzinc	CID000957	Kazakhstan
Gold	Kennecott Utah Copper LLC	CID000969	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of
Gold	Kundan Care Products Ltd.	CID003463	India

Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia
Gold	L'Orfebre S.A.	CID002762	Andorra
Gold	Lingbao Gold Co., Ltd.	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of
Gold	LT Metal Ltd.	CID000689	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Gold	Marsam Metals	CID002606	Brazil
Gold	Materion	CID001113	United States
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan
Gold	MD Overseas	CID003548	India
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa
Gold	Metallix Refining Inc.	CID003557	United States
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China
Gold	Metalor Technologies S.A.	CID001153	Switzerland
Gold	Metalor USA Refining Corporation	CID001157	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico
Gold	Mitsubishi Materials Corporation	CID001188	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India
Gold	Modeltech Sdn Bhd	CID002857	Malaysia
Gold	Morris and Watson	CID002282	New Zealand
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
Gold	NH Recytech Company	CID003189	Korea, Republic of
Gold	Nihon Material Co., Ltd.	CID001259	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation
Gold	PAMP S.A.	CID001352	Switzerland
Gold	Pease & Curren	CID002872	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
Gold	PX Precinox S.A.	CID001498	Switzerland
Gold	QG Refining, LLC	CID003324	United States
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa

Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China
Gold	REMONDIS PMR B.V.	CID002582	Netherlands
Gold	Royal Canadian Mint	CID001534	Canada
Gold	SAAMP	CID002761	France
Gold	Sabin Metal Corp.	CID001546	United States
Gold	Safimet S.p.A	CID002973	Italy
Gold	SAFINA A.S.	CID002290	Czech Republic
Gold	Sai Refinery	CID002853	India
Gold	Samduck Precious Metals	CID001555	Korea, Republic of
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Colombia
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany
Gold	Sellem Industries Ltd.	CID003540	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	China
Gold	Shirpur Gold Refinery Ltd.	CID002588	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan
Gold	Sovereign Metals	CID003383	India
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania
Gold	Sudan Gold Refinery	CID002567	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of
Gold	Super Dragon Technology Co., Ltd.	CID001810	Taiwan
Gold	T.C.A S.p.A	CID002580	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan
Gold	Torecom	CID001955	Korea, Republic of
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium
Gold	United Precious Metal Refining, Inc.	CID001993	United States
Gold	Valcambi S.A.	CID002003	Switzerland
Gold	Value Trading	CID003617	Belgium
Gold	WEEEREFINING	CID003615	France

Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany
Gold	Yamakin Co., Ltd.	CID002100	Japan
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China
Tantalum	AMG Brasil	CID001076	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
Tantalum	D Block Metals, LLC	CID002504	United States
Tantalum	Exotech Inc.	CID000456	United States
Tantalum	F&X Electro-Materials Ltd.	CID000460	China
Tantalum	FIR Metals & Resource Ltd.	CID002505	China
Tantalum	Global Advanced Metals Aizu	CID002558	Japan
Tantalum	Global Advanced Metals Boyertown	CID002557	United States
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany
Tantalum	H.C. Starck Inc.	CID002548	United States
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China
Tantalum	KEMET de Mexico	CID002539	Mexico
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
Tantalum	NPM Silmet AS	CID001200	Estonia
Tantalum	QuantumClean	CID001508	United States
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan
Tantalum	TANIOBIS Co., Ltd.	CID002544	Thailand
Tantalum	TANIOBIS GmbH	CID002545	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany
Tantalum	Telex Metals	CID001891	United States
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	China
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China

Tin	Alpha	CID000292	United States
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China
Tin	China Tin Group Co., Ltd.	CID001070	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil
Tin	CRM Synergies	CID003524	Spain
Tin	CV Venus Inti Perkasa	CID002455	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China
Tin	Dowa	CID000402	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
Tin	EM Vinto	CID000438	Bolivia
Tin	Estanho de Rondonia S.A.	CID000448	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil
Tin	Fenix Metals	CID000468	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China
Tin	Luna Smelter, Ltd.	CID003387	Rwanda
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil
Tin	Metallic Resources, Inc.	CID001142	United States
Tin	Metallo Belgium N.V.	CID002773	Belgium
Tin	Metallo Spain S.L.U.	CID002774	Spain
Tin	Mineracao Taboca S.A.	CID001173	Brazil
Tin	Minsur	CID001182	Peru
Tin	Mitsubishi Materials Corporation	CID001191	Japan
Tin	Modeltech Sdn Bhd	CID002858	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Tin	Novosibirsk Processing Plant Ltd.	CID001305	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia
Tin	Pongpipat Company Limited	CID003208	Myanmar
Tin	Precious Minerals and Smelting Limited	CID003409	India

Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
Tin	PT Babel Inti Perkasa	CID001402	Indonesia
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia
Tin	PT Bangka Serumpun	CID003205	Indonesia
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia
Tin	PT Bukit Timah	CID001428	Indonesia
Tin	PT Cipta Persada Mulia	CID002696	Indonesia
Tin	PT Masbro Alam Stania	CID003380	Indonesia
Tin	PT Menara Cipta Mulia	CID002835	Indonesia
Tin	PT Mitra Stania Prima	CID001453	Indonesia
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia
Tin	PT Panca Mega Persada	CID001457	Indonesia
Tin	PT Prima Timah Utama	CID001458	Indonesia
Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia
Tin	PT Refined Bangka Tin	CID001460	Indonesia
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia
Tin	PT Sukses Inti Makmur	CID002816	Indonesia
Tin	PT Timah Nusantara	CID001486	Indonesia
Tin	PT Timah Tbk Kundur	CID001477	Indonesia
Tin	PT Timah Tbk Mentok	CID001482	Indonesia
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia
Tin	PT Tommy Utama	CID001493	Indonesia
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil
Tin	Rui Da Hung	CID001539	Taiwan
Tin	Soft Metais Ltda.	CID001758	Brazil
Tin	Super Ligas	CID002756	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Viet Nam
Tin	Thaisarco	CID001898	Thailand
Tin	Tin Technology & Refining	CID003325	United States
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China
Tin	Yunnan Tin Company Limited	CID002180	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan
Tungsten	ACL Metais Eireli	CID002833	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil
Tungsten	Artek LLC	CID003553	Russian Federation

Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China
Tungsten	China Molybdenum Co., Ltd.	CID002641	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China
Tungsten	Fujian Xinlu Tungsten	CID003609	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Russian Federation
Tungsten	Kennametal Fallon	CID000966	United States
Tungsten	Kennametal Huntsville	CID000105	United States
Tungsten	KGETS CO., LTD.	CID003388	Korea, Republic of
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan
Tungsten	LLC Vostok	CID003643	Russian Federation
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China
Tungsten	Masan High-Tech Materials	CID002543	Viet Nam
Tungsten	Moliren Ltd.	CID002845	Russian Federation
Tungsten	Niagara Refining LLC	CID002589	United States
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation
Tungsten	OOO “Technolom” 1	CID003614	Russian Federation
Tungsten	OOO “Technolom” 2	CID003612	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation

Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China